[LOGO] CHAIFETZ & SCHREIBER, P.C.
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Certified Public Accountants                        21 Harbor Park Drive N
                                                    Port Washington, NY 11050
                                                    Telephone: (516) 484-8700
                                                    Facsimile: (516) 484-8770
                                                    www.chaifetzandschreiber.com




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Xfone, Inc.
960 High Road
London, N12 9RY
UK


Gentlemen:

We consent to the inclusion of our Independent Auditors' Report dated March 31, 2004, with respect to the financial statements of Xfone, Inc. and subsidiary for the year ended December 31, 2003, in the filing of its Form SB-2/A, Amendment No. 7, for Xfone, Inc.


Yours truly,


/s/ Chaifetz & Schreiber, P.C.
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CHAIFETZ & SCHREIBER, P.C.

Port Washington, New York
November 12, 2004